EXHIBIT 10.14

FINAL

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (“Amendment”) is made and entered into as of the 31 day of July, 2002, by and between WXI/SAN REALTY, L.L.C., a Delaware limited liability company (“Landlord”), and PLUMTREE SOFTWARE, INC., a Delaware corporation (“Tenant”).

R E C I T A L S :

A. BPG Sansome, L.L.C. (“Original Landlord”) and Plumtree Software, Inc., a California corporation (“Original Tenant”) entered into that certain Office Lease, dated as of April 7, 1999 (the “Original Lease”) as amended by that certain First Amendment to Lease dated as of May 31, 2000 (“First Amendment”), that certain Second Amendment to Lease dated as of September 20, 2000 (“Second Amendment”), and that certain Third Amendment to Lease dated November 22, 2000 (“Third Amendment”), for certain office space in the building located at 500 Sansome Street, San Francisco, California. The Original Lease, as amended by the First Amendment, Second Amendment and Third Amendment, is referred to herein as the “Lease.” Landlord is the successor-in-interest to Original Landlord and Tenant is the successor-in-interest to Original Tenant.

B. By this Amendment, Landlord and Tenant desire to expand the Existing Premises (as defined below) and to otherwise modify the Lease as provided herein.

C. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A G R E E M E N T :

1. The Existing Premises. Landlord currently leases to Tenant that certain office space in the Building containing 41,030 rentable square feet (pursuant to ANSI/BOMA Z65.1-1996) located on the first, second, third and mezzanine floors of the Building and known as Suites 100, 101, 102, 200, 310, M-4, and M-100 (the “Existing Premises”).

2. Expansion of the Existing Premises. That certain space located on the second (2nd) floor of the Building and known as Suite 205, as outlined on the floor plan attached hereto as Exhibit ”A” and made a part hereof, is referred to herein as the “Third Expansion Space.” Landlord and Tenant stipulate that the Third Expansion Space contains 1,796 rentable square feet (pursuant to ANSI/BOMA Z65.1-1996). Effective as of August 15, 2002 (“Third Expansion Commencement Date”), Tenant shall lease the Third Expansion Space. Accordingly, effective upon the Third Expansion Commencement Date, the Existing Premises shall be increased to include the Third Expansion Space. Such addition of the Third Expansion Space to the Existing Premises shall, effective as of the Third Expansion Commencement Date, increase the number of rentable square feet leased by Tenant in the Building to a total of 42,826 rentable square feet. Effective as of the Third Expansion Commencement Date, all references to the “Premises” shall mean and refer to the Existing Premises as expanded by the Third Expansion Space.

3. Term and Monthly Base Rent for the Third Expansion Space. The Term for Tenant’s lease of the Third Expansion Space (“Third Expansion Space Term”) shall commence on the Third Expansion Commencement Date and shall expire on August 31, 2003. During the Third Expansion Space Term, Tenant shall pay Monthly Base Rent for the Third Expansion Space in the amount of Three Thousand Eight Hundred Ninety-One and 33/100 Dollars ($3,891.33).

4. Lessee’s Percentage Share and Base Year. During the Third Expansion Space Term, Lessee’s Percentage Share of Basic Costs for the Third Expansion Space only shall be 1.22% and the Base Year for the Third Expansion Space only shall be the calendar year 2002. Notwithstanding the foregoing, Tenant shall not be liable for Expense Rent during the first twelve (12) months of the Third Expansion Space Term.

5. Tenant Improvements. Promptly after full execution and delivery of this Amendment, Landlord shall, at Landlord’s sole cost and expense and using Building-standard materials only, cause the following improvements to be made: (i) repaint all painted walls within the Third Expansion Space, (ii) install new carpet and vinyl composite tile within the Third Expansion Space, (iii) install a finished ceiling in the Third Expansion Space, and (iv) upgrade the mechanical system in the Third Expansion Space to Building-standard and good and reliable working condition according to sound engineering and construction practices (collectively, the “Landlord’s Work”). Landlord’s Work shall be completed by August 1, 2002. Except as specifically set forth in this Section 5, Tenant acknowledges that Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Third Expansion Space. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Third Expansion Space. The plans for Tenant’s optional work (“Tenant’s Work”), as well as defined work scope, are attached as Exhibit “B” hereto and, by this reference, made a part hereof. Tenant’s Work, as well as the defined work scope, have been reviewed and are hereby approved by Landlord.

6. Early Entry. Provided that Tenant and its agents do not interfere with, or delay, Landlord’s Work, Landlord shall allow Tenant access to the Third Expansion Space commencing upon the later of (i) the full execution and delivery of this Amendment and (ii) August 1, 2002, for the purpose of Tenant installing equipment or fixtures (including Tenant’s data and telephone equipment) in the Third Expansion Space. Prior to Tenant’s entry into the Third Expansion Space as permitted by the terms of this Section 6, Tenant shall submit a schedule to Landlord, for its approval, which schedule shall detail the timing and purpose of Tenant’s entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Third Expansion Space and against injury to any persons caused by Tenant’s actions pursuant to this Section 6, except that Tenant shall be relieved of its indemnification obligation under this Section 6 to the extent of Landlord’s gross negligence or willful misconduct.

7. Computer/Server Room. If Tenant uses the Third Expansion Space, or any portion thereof, as a computer/server room, Tenant acknowledges that (i) the Building standard HVAC provided under Section 5.1 of the Original Lease is designed to provide service for normal office use and will not keep computer/server equipment sufficiently cool and (ii) the after-hours HVAC provided under Section 5.2 of the Original Lease shall not be available for any portion of the Third Expansion Space that is used as a computer/server room. Accordingly, Tenant shall install a supplementary HVAC system in the Third Expansion Space to provide sufficient cooling for the computer/server equipment on a “24/7” basis. In addition, Tenant shall separately meter that portion of the Third Expansion Space that is used as a computer/server room. Tenant shall be responsible for all costs associated with the installation of such supplementary HVAC system and separate meter, as well as the electricity costs measured by such meter. All such work shall be performed in accordance with Article 7 of the Original Lease. Tenant acknowledges that it will house employees in the same space as, or within the vicinity of, the computer/server room, and that it is likely those employees will be subjected to colder temperatures due to the additional cooling provided to the computer/server room. Tenant therefore agrees that Landlord shall not be responsible to provide a remedy for the colder temperature. In the event Tenant desires to install additional equipment or otherwise alter the Premises in an attempt to remedy the colder temperature, Tenant shall consult with Landlord regarding such remedy and both parties shall use commercially reasonable efforts to ensure that such remedy conforms with the terms of the Lease.

8. Option to Extend. Landlord hereby grants to the Tenant, one (1) option to extend the Third Expansion Space Term for a period of one (1) year (the “Option Term”), which option shall be exercisable only by written notice (“Option Notice”) delivered by Tenant to Landlord as provided in Section 8.2 below, provided that, as of the date of delivery of such notice and, at Landlord’s option, as of the last day of the Third Expansion Space Term, Tenant is not in default under the Lease after expiration of applicable cure periods.

8.1. Option Rent. The Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the fair market rent for the Third Expansion Space as of the commencement date of the Option Term, but in no event less than the amount Tenant is paying immediately prior to the Option Term. The fair market rent shall be the rental rate, including all escalations, at which tenants, as of the commencement of the Option Term, are leasing non-sublease, non-encumbered space comparable in size, location and quality to the Third Expansion Space for a term of one (1) year, which comparable space is located in other comparable-class, high-rise office buildings and offering similar amenities and services in the vicinity of the Building in San Francisco, California.

8.2. Exercise of Option. The option contained in this Section 8 shall be exercised by Tenant, if at all, only by delivering the Option Notice to Landlord on or before the date which is two (2) months prior to the expiration of the Third Expansion Space Term, stating that Tenant is exercising its option. Failure of Tenant to timely and properly deliver the Option Notice to Landlord shall be deemed to constitute Tenant’s failure to exercise its option to extend. If Tenant timely and properly exercises its option to extend, the Third Expansion Space Term shall be extended for the Option Term upon all of the terms and conditions set forth in the Lease, except that the Base Rent shall be determined in accordance with Section 8.3 below, and all references in the Lease to the Term shall include the Option Term.

8.3. Determination of Option Rent. In the event Tenant exercises its option to extend, Landlord and Tenant shall attempt to agree in good faith upon the Option Rent. If Landlord and Tenant fail to reach agreement within twenty (20) days following Tenant’s delivery of the Option Notice (the “Outside Agreement Date”), Tenant’s exercise of the option to extend shall be rescinded and the Third Expansion Space Term shall not be extended for the Option Term.

9. Surrender. Upon the expiration or earlier termination of the Third Expansion Space Term or the Option Term, as applicable, Tenant shall surrender the Third Expansion Space in accordance with the relevant provisions of the Lease, and if Tenant fails to do so, the hold-over provisions of Article 15 of the Original Lease shall apply with respect to the Third Expansion Space.

10. Brokers. Each party represents and warrants to the other that no broker, agent or finder, other than Jones Lang LaSalle and Cushman and Wakefield (“Brokers”) negotiated or was instrumental in negotiating or consummating this Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder’s fee by any person or entity, other than Brokers, who claims or alleges that they were retained or engaged by the indemnifying party or at the request of such party in connection with this Amendment.

11. Signing Authority. Each person executing this Lease on behalf of Tenant represents and warrants that he/she is authorized to do so.

12. No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall apply with respect to the Third Expansion Space and shall remain unmodified and in full force and effect. Effective as of the date hereof, all references to the “Lease” shall refer to the Lease as amended by this Amendment.

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

“Landlord”: WXI/SAN REALTY, L.L.C., a Delaware limited liability company

By:	MRC Properties VI, L.L.C., a Delaware limited liability company

	By:	/s/ Ronald Lack
Print Name: Ronald Lack Title: Vice President

“Tenant”: PLUMTREE SOFTWARE, INC., a Delaware corporation

By:	/s/ Eric Borrmann
Print Name: Eric Borrmann Title: Chief Financial Officer

By:
Print Name: Title:

EXHIBIT “A”

OUTLINE OF THIRD EXPANSION SPACE

[GRAPHIC]

Resources (8 Base + 2-7 Temp)

1	Roger Ireland
2	Mark Engebretson
3	Brien Porter
4	Arun Iyer
5	David Crutchfield
6	Dennis Lambert
7	Fred Moore
8	Alan Arvin
[3rd	Help Desk Analyst]
9	[Between 1 and 5 contractors]
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11

EXHIBIT “A”

EXHIBIT “B”

TENANT’S WORK

[LOGO] CBF, INC. Electrical Contractors 101 Howard Street, Suite 380 San Francisco, CA 94105-1629 (415) 495-3085 FAX (415) 495-3280

July 25, 2002

Plumtree Software

500 Sansome Street

San Francisco, CA 94111

Attn:	Mostafa Vahabzadeh

RE:	500 Sansome Street
CBF	Job #90064

Dear Mostafa,

We propose to furnish labor and material for the following electrical work:

1.	Furnish and install (32) durplex outlets.
2.	Furnish and install (23) 110-volt circuits.
3.	Furnish and install (1) 225-amp panel.
4.	Furnish and install (1) 225-amp feeder.
5.	Furnish and install (1) meter and coils.
6.	Furnish and install (5) stub up for phones.
7.	Furnish and install (9) 30-amp 208-volt outlets for racks.
8.	Furnish and install (1) 50-amp 3-pole circuit breaker.
9.	Furnish and install (1) 30-amp 3-pole circuit breaker.
10.	Furnish and install (1) hom/strobe.
11.	Furnish and install (2) smoke detectors.
12.	Permit.

If you have any questions, please do not hesitate to call.

Very truly yours,

William R. Cory

William R. Cory

EXHIBIT “B”

[GRAPHIC]

Resources (8 Base + 2-7 Temp)

Roger Ireland

Mark Engebrelson

Brien Porter

Arun Iyer

David Crulchfield

Dennis Lambert

Fred Moore

Alan Arvin

[3rd Help Desk Analyst]

[Between 1 and 5 contractors]

EXHIBIT “B”

[LOGO]	Encompass Facility
NORTHERN CALIFORNIA 2952 Aberado St. [ILLEGIBLE] Phone: [ILLEGIBLE] Fax: [ILLEGIBLE] [ILLEGIBLE]

July 11, 2002

Mostafa Vahabzadeh

Plumtree Software

500 Sansome Street

San Francisco, CA

Subject: Second Floor Server Room

Dear Mostafa,

Encompass Facility Services is pleased to present our proposal to provide HVAC for the above project. Our proposal is based upon the as built drawings, our job walk on 7/10/02 and the following:

Inclusions:

•	One (1) 10 ton Carrier AC unit. The indoor unit shall be floor mounted and the condenser shall be located above the ceiling near the window.
•	Units shall be seismically secured to the structure
•	All necessary ductwork
•	All necessary refrigeration piping
•	Condensate piping to the nearest drain
•	Temperature controls including duct smoke detectors, programmable thermostats and low voltage control wiring
•	Unit start up and commissioning

WARRANTY

All workmanship and materials are warranted for one (1) year. Equipment warranties will be as stated by the equipment manufacturer (limited time periods and labor allowances may not cover all repair or replacement cost during the first year). This warranty requires that the system be properly used and maintained

Exclusions:

•	Electrical of any kind
•	Structural engineering or modifications of any kind
•	Permits of any kind
•	Repair/Replacement of broken or damaged t-bar or ceiling tile

[ILLEGIBLE]

EXHIBIT “B”

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EXHIBIT “B”

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EXHIBIT “B”

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EXHIBIT “B”

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EXHIBIT “B”

Approved Plan by Plumtree of Tile & Carpet Areas

[GRAPHIC]

Resources (8 Base + 2-7 Temp)

1	Roger Ireland
2	Mark Engebretson
3	Brien Porter
4	Arun Iyer
5	David Crutchfield
6	Dennis Lambert
7	Fred Moore
8	Alan Arvin
[3rd	Help Desk Analyst]
9	[Between 1 and 5 contractors]
10
11

EXHIBIT “B”

Door Controller Camera’s

[BAY ALARM – LOGO]

PROPOSAL

PREPARED BY THOMAS DONAHUE

PLUMTREE.COM

500 SANSOME STREET [illegible], SAN FRANCISCO, CA 94117

Day Alarm to install:

One	(1)	Two-Door Controller.

One	(1)	Door Profile [illegible]
		(1) Locked on [illegible] Floor Door.

One	(1)	[illegible] Electric Door Lock Lower Set.

One	(1)	Electric Door Lock Transfer Image.

Bar Alarms to contract this equipment to existing Bay Installed access digital system

Initial Installation Instrument:	$ 2,140.00
Additional Monthly Service Fee:	$ 40.00

*	Bay Alarm guarantees the parts and labor. In the event that service is required for your system, Bay Alarm provides service 24 hours a day, every day of the year.

*	Contracts to be signed and a check or P.O. to be issued prior to ordering parts and scheduling [illegible]

EXHIBIT “B”